Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120985 on Form S-8 of our report dated March 18, 2005, relating to the consolidated financial statements of PortalPlayer, Inc appearing in this Annual Report on Form 10-K of PortalPlayer, Inc. for the year ended December 31, 2004.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

March 18, 2005